UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

CRYPTYDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 9th Avenue North, Suite 220 Safety Harbor, Florida	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 980-2818

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TYDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As described below in Item 3.02, which is incorporated herein by reference, on May 18, 2022 and May 20, 2022 Cryptyde, Inc. (the “Company”) issued five warrants to certain investors on terms as set forth below.

Item 3.02.	Unregistered Sales of Equity Securities.

On November 11, 2021 Vinco Ventures, Inc. (“Vinco”) entered into an Amendment Agreement (the “Amendment Agreement”) with the Company and Hudson Bay Master Fund Ltd. (“Hudson Bay”) whereby the parties agreed that, subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the Amendment Agreement, Hudson Bay would amend its right to receive shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) pursuant to the distribution to be made in connection with the spin-off of the Company (the “Spin-off Distribution”) and to receive instead warrants issued by the Company to purchase the Company’s Common Stock in accordance with the terms and conditions of the Amendment Agreement.

On May 18, 2022, pursuant to the Amendment Agreement and with no additional consideration, the Company issued unregistered warrants to purchase 8,652,419 shares of the Company’s Common Stock to Hudson Bay (the “Hudson Bay Warrants”) at an exercise price of $0.001, subject to adjustments set forth therein. The Hudson Bay Warrants may be exercised as of the date of the Spin-off Distribution and may no longer be exercised after the 5th anniversary of the Spin-off Distribution.

On May 18, 2022, with no additional consideration, the Company issued unregistered warrants to purchase 767,774 shares of the Company’s Common Stock to Palladium Capital Group, LLC (the “Palladium Warrants”) on terms that are identical in all material respects to the Hudson Bay Warrants issued under the Amendment Agreement.

On May 18, 2022, with no additional consideration, the Company issued unregistered warrants to purchase 500,000 shares of the Company’s Common Stock to CVI Investments, Inc. (the “CVI Warrants”) on terms that are identical in all material respects to the Hudson Bay Warrants issued under the Amendment Agreement.

On May 18, 2022, with no additional consideration, the Company issued unregistered warrants to purchase 300,000 shares of the Company’s Common Stock to Armistice Capital Master Fund Ltd (the “Armistice Warrants”) on terms that are identical in all material respects to the Hudson Bay Warrants issued under the Amendment Agreement.

Each of the Hudson Bay Warrants, the Palladium Warrants, the CVI Warrants and the Armistice Warrants were issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933 (the “Securities Act”).

On May 20, 2022, the Company closed a Securities Purchase Agreement (the “SPA”) entered into on January 26, 2022, by and between the Company, Vinco and BHP Capital NY, Inc. (“BHP”). Pursuant to the SPA, the Company issued to BHP (i) 1,500,000 shares of Common Stock, and (ii) warrants (the “BHP Warrants”) to purchase up to 1,500,000 shares of Common Stock with an exercise price of $8.00 per share of Common Stock. The consideration paid to the Company upon closing of the SPA was $12,000,000. The BHP Warrants became immediately exercisable upon closing and will expire on May 16, 2027. The shares of Common Stock issued to BHP, including those underlying the BHP Warrants, were issued pursuant to Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The foregoing descriptions of the terms and conditions of the Hudson Bay Warrants, the Palladium Warrants, the CVI Warrants, the Armistice Warrants and the BHP Warrants are qualified in their entirety by reference to the full text of the Hudson Bay Warrants, the Palladium Warrants, the CVI Warrants, the Armistice Warrants and the BHP Warrants, copies of which are attached hereto as Exhibits, 10.1, 1.2, 10.3, 10.4 and 10.5, respectively, and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Hudson Bay Master Fund Ltd. Warrants dated May 18, 2022

10.2	Palladium Capital Group, LLC Warrants dated May 18, 2022

10.3	CVI Investments, Inc. Warrants dated May 18, 2022

10.4	Armistice Capital Master Fund Ltd Warrants dated May 18, 2022

10.5	BHB Capital NY, Inc. Warrants dated May 20, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 24, 2022

Cryptyde, Inc.

		By:	/s/ Brett Vroman
		Name:	Brett Vroman
		Title:	Chief Financial Officer